                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CENTRAL PARKING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       [CENTRAL PARKING CORPORATION LOGO]

                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212

To Our Shareholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1998 Annual Meeting of Shareholders of Central Parking Corporation.

     As shown in the formal notice enclosed, the meeting will be held on Monday, March 9, 1998 at 11:00 a.m. (Central Standard Time) at our corporate headquarters in Nashville, Tennessee. The purpose of this year's meeting is to elect Directors, approve an increase in the authorized number of shares available under the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel, and to transact such other business as may properly come before the meeting. The meeting will include a report on Central Parking Corporation's activities for the fiscal year ended September 30, 1997 and there will be an opportunity for comments and questions from shareholders.

     Whether or not you plan to attend the meeting, it is important that you be represented and that your shares be voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their proxy cards.

                                        Sincerely,

                                        /s/ MONROE J. CARELL, JR.
                                        Monroe J. Carell, Jr.
                                        Chairman of the Board
                                        and Chief Executive Officer

January 27, 1998

                          CENTRAL PARKING CORPORATION
                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 9, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Central Parking Corporation, a Tennessee corporation (the "Company"), will be held at the Company's headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Monday, March 9, 1998, at 11:00 a.m. (Central Standard
Time) (the "Annual Meeting") for the following purposes:

     1. To elect eight Directors for the term ending at the 1999 Annual Meeting of Shareholders;

     2. To approve an increase in the authorized number of shares available under the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel ("the Key Personnel Plan");

     3. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

     The Board of Directors has fixed the close of business on January 12, 1998 as the record date for determining the holders of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     The Common Stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.

                                          By Order of the Board of Directors

                                          /s/ HENRY J. ABBOTT
                                          Henry J. Abbott
                                          Secretary

Nashville, Tennessee
January 27, 1998

                 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
                          DATE AND RETURN YOUR PROXY.

                          CENTRAL PARKING CORPORATION
                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 9, 1998

                       INTRODUCTION AND VOTING PROCEDURES

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Central Parking Corporation, a Tennessee corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Monday, March 9, 1998, at 11:00 a.m. (Central Standard Time) and at any continuations and adjournments thereof (the "Annual Meeting"). This Proxy Statement is first being mailed on or about January 27, 1998 to holders of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") of record at the close of business on January 12, 1998. The cost of this solicitation will be borne by the Company.

     The shares of Common Stock held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at its headquarters or by the stockholder personally attending and voting his or her shares at the meeting.

     The Board has fixed the close of business on January 12, 1998 as the record date for the meeting. Only shareholders of record at the close of business on January 12, 1998 are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 26,316,054 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting) is required for any vote taken at the meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of a plurality of the shares of Common Stock cast is required for the election of Directors and the affirmative vote of the holders of a majority of the shares of Common Stock cast is required for the approval of any other matter submitted to a vote of the shareholders at the meeting. Under Tennessee law, abstentions are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present, but will have no effect on the outcome of any votes. A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) will not be counted in determining whether a quorum is present, and will have no effect on the outcome of any votes, except they will count as "no" votes on the proposal to increase the number of shares reserved for the Key Personnel Plan. All references to number of shares in this Proxy Statement have been adjusted to reflect the three-for-two stock split in December 1997.

     The Annual Report to Shareholders of the Company for the fiscal year ended September 30, 1997, including audited consolidated financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all holders of Common Stock of record at the close of business on January 12, 1998. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of January 12, 1998. Additional copies of the Annual Report and the Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed with the Securities and Exchange Commission (the "Form 10-K") (but without exhibits to the Form 10-K) may be obtained without charge upon request to the Company's Investor Relations Department, 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212, (615) 297-4255.

     EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS DIRECTORS, AND FOR AMENDMENT TO INCREASE THE SHARES RESERVED FOR ISSUANCE UNDER THE KEY PERSONNEL PLAN FROM 1,417,500 TO 2,317,500. Management does not know of any other matters that will be presented for action at the Annual Meeting of Shareholders. If any other matter does come before the Annual Meeting of Shareholders, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

                                  PROPOSAL I.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

                                            DIRECTOR   POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
               NAME AND AGE                  SINCE               EXPERIENCE FOR LAST FIVE YEARS
               ------------                 --------   --------------------------------------------------
Monroe J. Carell, Jr., 66.................    1979     Chief Executive Officer and Chairman of the Board
                                                         of Directors of the Company for over 18 years. Mr.
                                                         Carell has also served as a trustee of
                                                         Vanderbilt University in Nashville, Tennessee,
                                                         since 1991 and is a member of the Board of Trust
                                                         of the Urban Land Institute. Mr. Carell is also
                                                         a member of the Board of Directors of Prison
                                                         Realty Trust (a publicly held real estate
                                                         investment trust) and Vanderbilt University
                                                         Medical Center.
James H. Bond, 55.........................    1990     Mr. Bond has been employed by the Company since
                                                         1971 in various positions including general
                                                         manager and regional manager. He has served as
                                                         President, Chief Operating Officer, and a member
                                                         of the Board of Directors of the Company since
                                                         October 1990.
Cecil Conlee, 61..........................    1996     Mr. Conlee has served as Chairman and Chief
                                                         Executive Officer of CGR Advisors, which provides
                                                         real estate investment advice and portfolio
                                                         management services, since 1989. Mr. Conlee
                                                         serves on the Board of Directors of Oxford
                                                         Industries, Inc. and Rodamco N.V. Mr. Conlee
                                                         also serves as a trustee of Corporate Property
                                                         Investors, International Council of Shopping
                                                         Centers and Vanderbilt University. Mr. Conlee is
                                                         a member and past trustee of the Urban Land
                                                         Institute, a director of Central Atlanta
                                                         Progress, The Corporation for Olympic
                                                         Development Atlanta, and The Southern Center for
                                                         International Studies.
John W. Eakin, 43.........................    1993     Mr. Eakin formed and has been President of Eakin-
                                                         Smith, Inc., a real estate development and
                                                         management company, since September 1987. In
                                                         April 1996, Mr. Eakin merged his company with
                                                         Highwood Properties, Inc., an office and
                                                         industrial real estate investment trust. Mr.
                                                         Eakin serves as a Director of Highwood
                                                         Properties, Inc. and has served on the Advisory
                                                         Board of First American Bank since 1994. Mr.
                                                         Eakin is also a member of the Board of Directors
                                                         of Prison Realty Trust (a publicly held real
                                                         estate investment trust).
Edward G. Nelson, 66......................    1993     Mr. Nelson formed Nelson Capital Corp., a merchant
                                                         banking firm, in 1985, and has served as the
                                                         President and Chairman of the Board of such firm
                                                         since its organization. Mr. Nelson serves as a
                                                         director of each of Advocat Inc., a long-term
                                                         care facility owner and operator; ClinTrials
                                                         Research Inc., a clinical research organization;
                                                         and Berlitz International, Inc., a language
                                                         services company. Mr. Nelson also serves as a
                                                         trustee of Vanderbilt University.

                                            DIRECTOR   POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
               NAME AND AGE                  SINCE               EXPERIENCE FOR LAST FIVE YEARS
               ------------                 --------   --------------------------------------------------
William C. O'Neil, Jr., 63................    1993     Mr. O'Neil has served as Chairman of the Board,
                                                         President, and Chief Executive Officer of
                                                         ClinTrials Research Inc., a clinical research
                                                         organization, since September 1989. Mr. O'Neil
                                                         serves as a director of each of Advocat Inc., a
                                                         long-term care facility owner and operator;
                                                         ATRIX Laboratories, Inc., a drug delivery
                                                         company; Sigma Aldrich Chemical Company, a
                                                         manufacturer of research chemicals; and American
                                                         HealthCorp., a specialty healthcare service
                                                         company.
P.E. Sadler, 63...........................    1996     Mr. Sadler is the Chairman of ActaMed Corporation,
                                                         a health care technology company that he founded
                                                         in 1992. In 1979, Mr. Sadler founded MicroBilt
                                                         Corporation and served as its Chairman and Chief
                                                         Executive Officer. After MicroBilt was acquired
                                                         by First Financial Management Corporation in
                                                         1989, Mr. Sadler remained in this capacity until
                                                         1991. Mr. Sadler has previously served on the
                                                         Board of Directors of Endata Corporation, First
                                                         Financial Management Corporation and
                                                         Knowledgeware. Currently, Mr. Sadler serves as
                                                         Chairman for ActaVest Corporation and CareerOps,
                                                         Inc.
Lowell Harwood, 68........................    1997     Mr. Harwood was appointed to the Board of
                                                         Directors of the Company in June 1997. Mr. Harwood
                                                         served as Chairman of the Board and Chief
                                                         Executive Officer of Square Industries, Inc.
                                                         from 1968 until its acquisition by the Company
                                                         in January 1997. Mr. Harwood is a past President
                                                         of the Metropolitan Parking Association of New
                                                         York and a former Treasurer of the National
                                                         Parking Association. Mr. Harwood also serves as
                                                         a Trustee of Kean University and is a member of
                                                         the Foundation Board of Trustees of Christ
                                                         Hospital.

    DIRECTOR COMPENSATION AND MEETINGS; COMMITTEES OF THE BOARD OF DIRECTORS

     Non-employee Directors of the Company receive a fee of $5,000 and $1,000 worth of restricted stock for each regular board meeting attended, $1,000 for all other special meetings attended and grants of stock options pursuant to the Company's 1995 Nonqualified Stock Option Plan for Directors (the "Director Plan"). Under the Director Plan, each director serving on the Board on the last day of the Company's fiscal year who has served in such capacity for at least six months during such fiscal year receives options to acquire 4,500 shares of Common Stock. See "Executive Compensation -- Compensation Pursuant to
Plans -- 1995 Nonqualified Stock Option Plan for Directors." In lieu of cash compensation, Directors may elect to receive shares of restricted stock under the Company's 1995 Restricted Stock Plan. Directors who are employees of the Company or its affiliates do not receive additional compensation for services as a director of the Company. All Directors are reimbursed for actual expenses incurred in connection with attending meetings.

     During the Company's fiscal year ended September 30, 1997 ("fiscal 1997"), the Board held four meetings. The Board has two standing committees, the Audit Committee and the Compensation Committee, each of which was formed in August 1995. The Board does not have a standing Nominating Committee. During fiscal 1997, the Audit Committee held one meeting and the Compensation Committee held one meeting. During fiscal 1997, all of the current Directors of the Company attended at least 75% of the aggregate number of meetings of the Board and the respective Committees of the Board on which they served.

     The Compensation Committee, which is comprised of Messrs. Conlee, Eakin, and O'Neil, is responsible for reviewing and recommending the appropriate compensation and benefits of officers of the Company, considering and making grants and awards under and administering the Company's Key Personnel Plan and overseeing the Company's various other compensation and benefit plans.

     The Audit Committee, which is comprised of Messrs. Eakin, Nelson, and Sadler, is responsible for overseeing the auditing procedures and financial reporting of the Company, reviewing the general scope of the Company's annual audit and the fee charged by the Company's independent certified public accountants, determining the duties and responsibilities of the internal auditors, receiving, reviewing and accepting the reports of the Company's independent certified public accountants, reviewing and approving related-party transactions and overseeing the Company's systems of internal accounting and management controls.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE ON EACH DIRECTOR IS NECESSARY FOR HIS ELECTION.

                                  PROPOSAL II.

             INCREASE IN THE SHARES RESERVED FOR ISSUANCE UNDER THE
                        1995 INCENTIVE AND NONQUALIFIED
                      STOCK OPTION PLAN FOR KEY PERSONNEL

     Under the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel (the "Key Personnel Plan"), options to purchase shares of Common Stock are available for grant (i) to Directors, key employees (including officers), consultants, and advisors of the Company and its subsidiaries as an incentive to such persons, and (ii) as substitute stock options for outstanding stock options granted by companies acquired by the Company. The Key Personnel Plan became effective on the date of the Company's initial public offering in 1995. All eleven executive officers (two of whom are directors) and approximately 125 key employees currently hold options granted under the Key Personnel Plan. The Key Personnel Plan originally allowed for the issuance of options to purchase up to 1,417,500 shares of Common Stock, in the aggregate, when taken together with the shares available for issuance under the Company's 1995 Restricted Stock Plan.

     On November 21, 1997, the Company's Board of Directors approved an amendment to the Key Personnel Plan to increase the number of shares of Common Stock reserved for issuance under such Plan by 900,000, so that the total number of shares available for issuance upon the exercise of options granted under the Key Personnel Plan is 2,317,500. This amendment has been recommended for approval by the Company's shareholders. The amendment will provide the flexibility to award additional options as an incentive in attracting and retaining quality personnel. As of January 2, 1998, options to purchase 712,698 shares remain outstanding under the Key Personnel Plan at exercise prices ranging from $8.00 to $32.54 per share. At such date, the per share market value of the Common Stock underlying such outstanding options was $45.75.

     The Key Personnel Plan is administered by the Board of Directors. Subject to certain limitations, the Board of Directors has the authority to determine the recipients of, as well as the number of shares subject to, exercise prices, exercise periods and terms of, stock options under the Key Personnel Plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered or to be rendered by option recipients, and their past, present or potential contributions to the Company.

     Options granted under the Key Personnel Plan generally vest ratably over a four year period after the date of their grant and expire on the tenth anniversary of their grant. The maximum term of any option granted pursuant to the Key Personnel Plan is 10 years except that incentive options granted to persons who beneficially own ten percent (10%) or more of the Company's outstanding Common Stock will not have terms in excess of five (5) years. Shares subject to options granted under the Key Personnel Plan which expire, terminate, or are canceled without having been exercised in full become available again for option grants.

     The Key Personnel Plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. In the case of incentive options granted to persons who beneficially own ten percent (10%) or more of the Company's outstanding Common Stock, the exercise price must not be less than 110% of such fair market value. The exercise price of substitute stock options will be determined based on the exchange ratio of the underlying transaction. Options are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Payment for Shares of Common stock to be issued upon exercise of an option may be made either in cash, unrestricted shares of Common Stock or any combination thereof, at the discretion of the holder. In the event an option holder is terminated as an employee by reason of disability or death, the holder or his or her representative may exercise the vested portion of the option for a period of 12 months following such termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. In the event the option holder is terminated as an employee for any reason other than disability, death or cause, the holder may exercise the vested portion of his or her option for a period of three (3) months following termination, unless extended by agreement of the Company. If the employment of an option holder is terminated for "cause," as defined in the Key Personnel Plan, the unexercised options expire immediately. Options granted under the Key Personnel Plan become exercisable ratably over a four year period.

     Neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee. The tax treatment on the sale of Common Stock acquired upon exercise of an incentive stock option depends on whether the holding period requirement is satisfied. The holding period is met if the disposition by the optionee occurs (i) at least two years after the date the option is granted and (ii) at least one year after the date the option is exercised. In the case of a deceased employee, the incentive stock option may be exercised by the deceased optionee's legal representative to the extent the deceased optionee would have been entitled to do so at the time of death. The Key Personnel Plan permits the legal representative of any deceased employee to exercise an option for up to one year following the death of the optionee. If the holding period is satisfied, the excess of the amount realized upon sale of the Common Stock over the price paid for these shares will be treated as long-term capital gain. If the optionee disposes of the Common Stock before the holding period is met (a "disqualifying disposition"), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and the Company will be entitled to a corresponding deduction. The balance of the gain, if any, will be a capital gain to the optionee. Any capital gain realized by the optionee will be a long-term capital gain if the optionee's holding period for the Common Stock at the time of disposition is more than one year, otherwise it will be short-term.

     Although the exercise of an incentive stock option will not result in taxable income to the optionee, the excess of the fair market value of the shares on the date of exercise over the exercise price will be included in the optionee's "alternative minimum taxable income" under Section 56 of the Internal Revenue Code of 1986, as amended (the "Code"). This inclusion might subject the employee to, or increase his liability for, the alternative minimum tax under
Section 55 of the Code.

     No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a non-qualified option under the Key Personnel Plan so long as the option does not have a readily ascertainable fair market value on the date of the grant. Generally, an option has to be traded on an established market or have a value that can otherwise be determined with reasonable accuracy to have a readily ascertainable fair market value. Upon an optionee's exercise of a non-qualified option not taxed at grant, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such risk of forfeiture (unless the optionee makes an election under Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

     A copy of the amendment to the Key Personnel Plan is attached hereto as Exhibit A.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON THIS MATTER IS REQUIRED TO APPROVE THE AMENDMENT OF THE KEY PERSONNEL PLAN. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                               EXECUTIVE OFFICERS

                              YEAR OF           POSITIONS WITH THE COMPANY AND BUSINESS
         NAME & AGE          EMPLOYMENT            EXPERIENCE FOR THE LAST FIVE YEARS
         ----------          ----------         ---------------------------------------
Monroe J. Carell, Jr., 66...    1967    Chief Executive Officer and Chairman of the Board since
                                          1979.
James H. Bond, 55...........    1971    President, Chief Operating Officer and a member of the
                                          Board since 1990. Prior to 1990 Mr. Bond served in
                                          various positions with the Company including regional
                                          manager and Senior Vice President.
Emanuel J. Eads, 46.........    1974    Senior Vice President since 1985 and has served in
                                          various positions with the Company including general and
                                          regional manager since 1974.
Alan J. Kahn, 37............    1982    Senior Vice President-European Operations since April
                                          1996, and has served in various other positions with the
                                          Company, including general and regional manager since
                                          1982.
Jeff L. Wolfe, 38...........    1988    Senior Vice President since May 1994, and has served in
                                          various positions with the Company, including general
                                          and regional manager since 1988.
Henry J. Abbott, 47.........    1977    Vice President-General Counsel since 1986, Secretary
                                          since 1980; and other positions with the Company since
                                          1977.
Greg Susick, 36.............    1989    Senior Vice President since 1996 and has served in
                                          various positions with the Company, including general
                                          and regional manager since 1989.
Stephen A. Tisdell, 46......    1993    Chief Financial Officer since 1993; from May 1992 to
                                          February 1993, President and owner of Tisdell Consulting
                                          (financial consulting); from June 1991 until May 1992;
                                          Executive Vice President, Treasurer, and Secretary of
                                          Maison Blanche, Inc., (retail clothing stores); from
                                          February 1987 until June 1991, Group Vice
                                          President-Finance and Chief Accounting Officer of
                                          Service Merchandise Corporation (retail catalog
                                          showrooms).
William R. Porter, 43.......    1996    Senior Vice President-Acquisitions since November 1996,
                                          from 1991 to 1996, Executive Vice President-Marketing,
                                          Ace Parking (parking management).
Mark Pratt, 36..............    1984    Senior Vice President since May 1997 and has served in
                                          various positions with the company, including general
                                          and regional manager since 1984.
Alfonso N. Cornish, 45......    1996    Vice President of Human Resources since December 1996;
                                          from 1994 to 1996 Vice President Human Resources-Roy
                                          Rogers Restaurants; from 1992 to 1994, Human Resources
                                          Director and Training Director, Southland Corp.

                OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

     The table below sets forth certain information regarding the beneficial ownership of the Common Stock as of January 2, 1998 of (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director and executive officer, and (iii) all Directors and executive officers of the Company as a group. On that date, 26,315,679 shares were outstanding. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares of the Common Stock indicated.

                            NAME                              NUMBER(1)         PERCENT(1)
                            ----                              ---------         ----------
Monroe J. Carell, Jr........................................  10,997,286(2)(3)    41.75%
The Carell Children's Trust.................................   7,470,213(4)        28.4%
Monroe Carell, Jr. 1995 Grantor Retained Annuity Trust......     132,663(5)        *
Monroe Carell, Jr. 1994 Grantor Retained Annuity Trust......   1,752,074(5)         6.7%
James H. Bond...............................................     317,529(6)         1.3%
Cecil Conlee................................................      16,986(7)        *
John W. Eakin...............................................      21,375(8)        *
Edward G. Nelson............................................      24,750(9)        *
William C. O'Neil, Jr.......................................      27,000(10)       *
P. E. Sadler................................................      19,709(11)       *
Lowell Harwood..............................................      18,750(12)       *
Emanuel J. Eads.............................................      25,155(13)       *
Alan J. Kahn................................................      14,985(14)       *
Jeff L. Wolfe...............................................      23,580(15)       *
Directors and officers as a group (17 persons)..............  11,582,806(16)       43.6%

---------------
* Indicates less than 1%.
 (1) For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, and in accordance with 13d-3 under the Securities Exchange Act of 1934, as amended, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage of such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
 (2) Address: 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212.
 (3) Includes 13,241 shares held in the Company's Deferred Unit Plan, which Plan contains a Power of Attorney pursuant to which Mr. Carell votes such shares and options to purchase 9,413 shares of Common Stock granted pursuant to the Key Personnel Plan and 1,884,737 shares held by two trusts with respect to which Mr. Carell is Trustee. See footnote 5. Excludes 7,470,213 shares held by The Carell Children's Trust and 29,510 shares held by trusts benefiting Mr. Carell's grandchildren, with respect to which Mr. Carell disclaims beneficial ownership.
 (4) The Carell Children's Trust is a trust created by Mr. Carell in 1987 for the benefit of his children, the trustee of which is Equitable Trust Company and the address of which is 800 Nashville City Center, 511 Union, Nashville, Tennessee 37219.
 (5) The Monroe Carell, Jr. 1995 Grantor Retained Annuity Trust and The Monroe Carell, Jr. 1994 Grantor Retained Annuity Trust are trusts created in 1995 and 1994 respectively, of which Mr. Carell is trustee and from which Mr. Carell is entitled to an annuity until September 1999 with the remainder passing to his children.
 (6) Includes 267,750 shares of restricted stock granted under the Company's 1995 Restricted Stock Plan in connection with Mr. Bond's Performance Agreement, 2,250 shares held by his spouse, 1,125 shares held by the Emily Bond Trust of which Mrs. Bond is trustee, and options to purchase 27,000 shares of common stock granted pursuant to the Company's Key Personnel Plan.

 (7) Includes 1,235 shares of restricted stock granted in lieu of director compensation pursuant to the Company's 1995 Restricted Stock Plan and options to purchase 20,250 shares of Common Stock granted pursuant to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Directors ("Director Stock Option Plan").
 (8) Includes options to purchase 20,250 shares of Common Stock granted pursuant to the Director Stock Option Plan.
 (9) Includes 4,500 shares held by Mr. Nelson's spouse, of which Mr. Nelson disclaims beneficial ownership, and options to purchase 20,250 shares of Common Stock granted pursuant to the Director Stock Option Plan.
(10) Includes options to purchase 20,250 shares of Common Stock granted pursuant to the Director Stock Option Plan.
(11) Includes 958 shares of restricted stock granted in lieu of director compensation pursuant to the Company's 1995 Restricted Stock Plan and options to purchase 20,250 shares of Common Stock granted pursuant to the Director Stock Option Plan.
(12) Includes options to purchase 11,250 shares of Common Stock granted pursuant to the Director Stock Option Plan.
(13) Includes options to purchase 20,250 shares of Common Stock granted pursuant to the Key Personnel Plan.
(14) Includes options to purchase 15,750 shares of Common Stock granted pursuant to the Key Personnel Plan.
(15) Includes options to purchase 20,250 shares of Common Stock granted pursuant to the Key Personnel Plan, 2,250 shares held by Mr. Wolfe's spouse, and 2,250 shares held by the Patricial Wolfe Children's Trust of which Mr. Wolfe disclaims beneficial ownership.
(16) Includes options to purchase 168,038 shares of the Company's Common Stock granted pursuant to the Company's Key Personnel Plan and Director Stock Option Plan, 269,946 shares granted pursuant to the Company's 1995 Restricted Stock Plan, and 13,241 shares held in the Company's Deferred Unit Plan.

                             EXECUTIVE COMPENSATION

     The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the Company's Chief Executive Officer and the persons who, during fiscal 1997, were the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for all services rendered in all capacities to the Company for the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                                              LONG TERM COMPENSATION AWARDS(1)
                                                              --------------------------------
                                      ANNUAL COMPENSATION      RESTRICTED        SECURITIES         ALL OTHER
                                    -----------------------       STOCK          UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)    BONUS($)       AWARDS($)     OPTIONS/SARS(#)          ($)
---------------------------  ----   ---------   -----------   -------------   ----------------   ---------------
Monroe J. Carell, Jr.,.....  1997      66,476     624,424(2)       --               9,413(3)           5,368(4)
  Chairman and Chief         1996      66,476     974,425(2)       --             --                   9,926(5)
  Executive Officer          1995      66,476   1,230,424(2)       --             --                  13,765(6)
James H. Bond,.............  1997      52,300     800,000(2)       --               9,000(8)           3,958(9)
  President and Chief         996      52,300     793,188(2)   2,618,000(7)        18,000(8)          15,292(10)
  Operating Officer          1995      52,300     954,814(2)       --             --                 497,941(11)
Emanuel J. Eads,...........  1997      45,000     589,936(2)       --               6,750(12)          3,950(13)
  Senior Vice President      1996      45,000     549,712(2)       --              13,500(12)          4,573(13)
                             1995      45,000     462,186(2)       --             --                   4,653(13)
Alan J. Kahn,..............  1997     228,676     195,521(2)       --               6,750(14)          3,929(15)
  Senior Vice President      1996     106,122     150,125(2)       --               9,000(14)          4,549(15)
                             1995      59,384      97,746(2)       --                                  4,629(15)
                                                                                  ---
Jeff L. Wolfe,.............  1997      75,000     255,522(2)       --               6,750(12)          3,916(16)
  Senior Vice President      1996      75,000     244,637(2)       --              13,500(12)          4,534(16)
                             1995      75,000     159,542(2)       --             --                   4,614(16)

---------------

 (1) Although the Company's Key Personnel Plan permits the grant of stock appreciation rights, no such rights have been granted to date.
 (2) The table reflects cash compensation paid during fiscal 1997, 1996 and 1995, respectively, and does not include accrued bonuses payable for fiscal year ended September 30, 1997 payable to Mr. Carell of $193,576, Mr. Bond of $314,711, Mr. Eads of $199,643, Mr. Kahn of $147,193, and Mr. Wolfe of $54,342. Amounts have been excluded related to the Deferred Unit Plan as of September 30, 1997 payable to Mr. Bond of $85,229, Mr. Eads of $129,000, and Mr. Wolfe of $68,635.
 (3) Includes options to purchase 9,413 shares of the Company's Common Stock granted pursuant to the Key Personnel Plan.
 (4) Includes $3,968 allocated to Mr. Carell under the Company's Profit Sharing Plan and $1,400 in insurance premiums.
 (5) Includes $2,532 for expenses reimbursed to Mr. Carell, plus $4,594 allocated to Mr. Carell under the Company's Profit Sharing Plan and $2,800 in insurance premiums.
 (6) Includes $6,265 for expenses reimbursed to Mr. Carell, plus $4,675 allocated to Mr. Carell under the Company's Profit Sharing Plan and $2,825 in insurance premiums.
 (7) On October 13, 1995, 119,000 restricted shares were granted to Mr. Bond in replacement of certain amounts accrued under his performance unit agreement. The value of those shares was $2,618,000 at such date, which satisfied an accrued liability under the prior performance unit agreement at September 30, 1995 of approximately $1,950,000 (a portion of which is disclosed in footnote 11 below and included in other compensation of $493,278 in 1995). Subsequently, in March 1996, those restricted shares split 3-for-2 and in December 1997, those restricted shares split again 3-for-2 and now total 267,750. The value of the restricted shares was $8,389,410 at September 30, 1997.
 (8) Includes options to purchase 9,000 and 18,000 shares of the Company's Common Stock granted pursuant to the Company's Key Personnel Plan in 1997 and 1996, respectively. In addition, 267,750 restricted shares of the Company's Common Stock were granted to Mr. Bond under the Company's 1995 Restricted Stock Plan.
 (9) Includes $3,958 allocated to Mr. Bond under the Company's Profit Sharing Plan and $16,065 of dividends paid on the restricted stock noted in footnote 7 above.
(10) Includes $4,582 allocated to Mr. Bond under the Company's Profit Sharing Plan and $10,710 of dividends paid on the restricted stock noted in footnote 7 above.
(11) Includes $4,663 allocated to Mr. Bond under the Company's Profit Sharing Plan and a $493,278 increase in the value of Mr. Bond's performance unit in connection with his performance unit agreement (now replaced as described in footnote 7 above).
(12) Includes options to purchase 6,750 and 13,500 shares of the Company's Common Stock granted pursuant to the Key Personnel Plan in 1997 and 1996, respectively.
(13) Allocated to Mr. Eads under the Company's Profit Sharing Plan.
(14) Includes options to purchase 6,750 and 9,000 shares of the Company's Common Stock granted pursuant to the Key Personnel Plan in 1997 and 1996, respectively.
(15) Allocated to Mr. Kahn under the Company's Profit Sharing Plan.
(16) Allocated to Mr. Wolfe under the Company's Profit Sharing Plan.

                          OPTION GRANTS IN LAST FISCAL YEAR

     The following table reflects certain information with respect to options to acquire shares of the Company's Common Stock granted under the Company's Key Personnel Plan to the Named Executive Officers during the fiscal year ended September 30, 1997.

                                               INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE
                                              PERCENT OF                                     VALUE AT ASSUMED
                                                TOTAL                                         ANNUAL RATES OF
                                 NUMBER OF     OPTIONS                                          STOCK PRICE
                                 SECURITIES   GRANTED TO                                    APPRECIATION OPTION
                                 UNDERLYING   EMPLOYEES                                     TERM (10 YEARS)(1)
                                  OPTIONS     IN FISCAL      EXERCISE OR      EXPIRATION   ---------------------
                                 GRANTED(#)    YEAR(%)     BASE PRICE($/SH)      DATE        5%($)      10%($)
                                 ----------   ----------   ----------------   ----------   ---------   ---------
Monroe J. Carell, Jr............   9,413         3.4            21.250         10/1/06       125,795     318,790
James H. Bond...................   9,000         3.2            21.250         10/1/06       120,276     304,803
Emanuel J. Eads.................   6,750         2.4            21.250         10/1/06        90,207     228,602
Alan J. Kahn....................   6,750         2.4            21.250         10/1/06        90,207     228,602
Jeff L. Wolfe...................   6,750         2.4            21.250         10/1/06        90,207     228,602

---------------

(1) The dollar amounts under these columns result from calculations assuming 5% and 10% growth rates as set by the Secutities and Exchange Commission and are not intended to forecast future appreciation of the Common Stock.

             AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                            NUMBER OF
                                                                           SECURITIES        (1)VALUE OF
                                                                           UNDERLYING      UNEXERCISED IN-
                                                                           UNEXERCISED        THE-MONEY
                                                                         OPTIONS/SARS AT   OPTIONS/SARS AT
                                                                          FISCAL YEAR-      FISCAL YEAR-
                                               SHARES                        END(#)            END($)
                                             ACQUIRED ON      VALUE       EXERCISEABLE/     EXERCISEABLE/
                    NAME                     EXERCISE(#)   REALIZED($)   UNEXERCISEABLE    UNEXERCISEABLE
                    ----                     -----------   -----------   ---------------   ---------------
Monroe J. Carell, Jr........................    --            --               9,413/--         94,883/--
James H. Bond...............................    --            --              27,000/--        510,660/--
Emanuel J. Eads.............................    --            --              20,250/--        382,995/--
Alan J. Kahn................................    --            --              15,750/--        278,010/--
Jeff L. Wolfe...............................    --            --              20,250/--        382,995/--

---------------

(1) This amount represents the aggregate number of options multiplied by the difference between $31.33, the fair market value of the Common Stock at September 30, 1997, and the exercise price for that option after giving effect for the three-for-two stock split in December 1997.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of the Named Executive Officers. The employment agreements provide for base salaries of $66,476 for Mr. Carell, $52,300 for Mr. Bond, $45,000 for Mr. Eads, $215,600 for
Mr. Kahn, and $75,000 for Mr. Wolfe. The employment agreements also provide for annual performance-based bonus payments. Each employee can draw up to fifty percent (50%) of his or her budgeted bonus prior to the fiscal year end. The employment agreements may be terminated by either party upon 30 days' written notice except that termination for theft, embezzlement, fraud, or intentional mishandling of Company funds shall be effective immediately. Upon termination of the employment agreement, the employee is prohibited from competing with the Company for a period of one year within 50 miles of any county or independent city in which the employee rendered services to or for the Company. Effective fiscal year 1997, Mr. Carell's employment agreement limits his bonus compensation to a maximum of $500,000 from $700,000 in fiscal year 1996 and $1,200,000 in fiscal year 1995. Effective fiscal year 1995, Mr. Bond's employment agreement limits his bonus compensation to a maximum of $800,000. Effective fiscal year 1997, Mr. Eads employment agreement limits his bonus compensation to a maximum of $600,000. The Company has entered into an agreement with Mr. Bond providing for a severance payment to Mr. Bond in cash or stock, at the Company's election, in an amount equal to three weeks of Mr. Bond's total compensation for each year of employment with the Company, upon the termination of Mr. Bond's employment with the Company for any reason other than fraud or intentional malfeasance. At September 30, 1997, such severance payment would equal approximately $1,278,450.

     Mr. Bond and the Company are parties to a Performance Unit Agreement pursuant to which the Company issued Mr. Bond 267,750 shares of Common Stock under the Company's 1995 Restricted Stock Plan, together with the right to receive until his normal retirement or, if earlier, the date of termination of his employment, additional shares of restricted Common Stock in an amount determined by a formula based upon the Company's performance over such period. If Mr. Bond voluntarily terminates his employment with the Company before his normal retirement, or if the Company terminates his employment for cause, all shares of Common Stock to be received under the Restricted Stock Plan are forfeited.

     Mr. Carell and the Company are parties to a deferred compensation agreement that entitles Mr. Carell to annual payments of $500,000 for a period of ten years following his termination, for any reason other than death, in exchange for a covenant not to compete. Thereafter, Mr. Carell is entitled to annual payments of $300,000 until his death and, in the event his wife survives him, she is entitled to annual payments of $300,000 until her death.

COMPENSATION PURSUANT TO PLANS

1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL

     In August 1995, the Company's Board of Directors and shareholders adopted the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel which is described under Proposal II.

1995 RESTRICTED STOCK PLAN

     In August 1995, the Company's Board of Directors and shareholders adopted the 1995 Restricted Stock Plan (the "Restricted Stock Plan") under which restricted shares of the Common Stock are available for grant to Directors, key employees (including officers), and consultants of the Company and its subsidiaries as an incentive to such persons. One executive officer, who is also a board member, six outside directors and 4 key employees are currently participating in the Restricted Stock Plan. The Restricted Stock Plan allows for the issuance of up to 1,417,500 shares of Common Stock, in the aggregate, when taken together with shares eligible for grant under the Key Personnel Plan. A Director receives a restricted stock award of $1,000 worth of restricted stock for attendance at each Board Meeting. At January 2, 1998, the Company has issued 273,834 shares under the Restricted Stock Plan.

1995 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS

     In August 1995, the Company's Board of Directors and shareholders adopted the Director Plan under which nonqualified options to purchase shares of Common Stock are available for grant to non-employee Directors of the Company. The Director Stock Option Plan, which allows for the issuance of options to purchase up to 225,000 shares of Common Stock, is a formula plan under which options to acquire 11,250 shares of Common Stock are to be granted to each non-employee Director of the Company upon the date of his or her initial election to the Board of Directors. Additionally, each Director serving on the Board on the last day of the Company's fiscal year who has served in such capacity for at least six months during such fiscal year automatically receives options to acquire 4,500 shares of Common Stock. As of January 2, 1998 options to purchase 112,500 shares of Common Stock had been granted and remain outstanding under the Director Stock Option Plan.

1996 EMPLOYEE STOCK PURCHASE PLAN

     In August 1995, the Company's Board of Directors and shareholders adopted the 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan became effective on April 1, 1996 (the "Effective Date"). The Company has reserved a total of 450,000 shares of Common Stock for issuance under the Stock Purchase Plan. The Stock Purchase Plan allows employees of the Company and certain of its subsidiaries who are, as of the first day of each Plan Year (as defined in the Stock Purchase Plan), employed at least 20 hours a week and more than 5 months in a calendar year to make an annual election to participate. An employee becomes eligible to participate as of April 1 of a Plan Year if he or she has worked at least 90 days by the January 1 immediately preceding such April 1 and if he or she remains an employee continuously through such April 1. At January 2, 1998, 40,349 shares have been issued under the Plan.

PROFIT SHARING PLAN

     The Company sponsors the Central Parking System Profit Sharing Plan (the "Profit Sharing Plan"), a defined contribution plan, for which substantially all of the Company's domestic employees are eligible. The Company is the plan administrator and appoints a Profit Sharing Committee to make determinations regarding interpretation and application of the plan. Contributions to the Profit Sharing Plan by the Company are at the discretion of the Company.

DEFERRED UNIT PLAN

     In February 1997, the Company's shareholders ratified the Deferred Unit Plan. The plan provides for the issuance of up to 375,000 shares of Common Stock. Under the plan, certain key employees may defer up to 50% of their annual compensation by purchasing stock units which may convert to shares of Common Stock or cash at the employees' option upon the expiration of a particular deferral period. As of September 30, 1997, no compensation has been deferred under this plan.

                         COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act, without the express consent of the persons named below.

     The Compensation Committee (the "Committee") of the Board reviews and approves compensation levels for the Company's management personnel, including the Named Executive Officers. The Committee was established in August 1995, and is composed entirely of non-employee directors. Prior to that date the Company did not have a compensation committee and all directors, including Messrs. Carell and Bond, both executive officers of the Company, participated in deliberations concerning executive officer compensation. The Compensation Committee held one meeting during the fiscal year ended September 30, 1997.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

     The Company's executive compensation program has been designed to support the overall Company strategy and objective of creating shareholder value by:

     -- emphasizing pay for performance by making the majority of executive compensation "at risk" by conditioning its payment on the financial performance of the Company.

     -- providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

     -- creating a mutuality of interest between executive officers and stockholders by providing long-term incentives through the use of stock options, restricted stock and the Deferred Unit Plan which have value to the executives only through stock appreciation over time.

     The Committee believes that the Company's executive compensation policy should be reviewed annually in relation to the Company's financial performance, annual budgeted financial goals and its position in the parking/transportation management industry. The compensation of certain individuals is reviewed annually by the Committee in light of its executive compensation policy for that year. The most important determinant of executive compensation is the financial performance of the Company. In fiscal 1997, greater than 84% of the Named Executive Officers' cash compensation was paid based on the Company's performance.

     The Company believes it has a significantly greater percentage of the total direct compensation for the Company's senior executives "at risk," through annual cash incentive payments, than most companies having similar revenues. The Company believes that the current makeup of senior management compensation is consistent with the Company's objective of emphasizing pay for performance. There are currently no plans to change the component of total direct compensation that is "at risk."

     The Committee believes that, in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the Company. Such factors as leadership skills, analytical skills and organizational development are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively.

     The Committee and the Board periodically discuss alternative compensation arrangements but believe that the current programs permit the broadest range of participation in the success of the Company.

     Currently, the Company's executive compensation program is comprised of three principal areas: annual cash incentive (bonus), base salary and long-term incentive opportunities through stock options, restricted stock and the Deferred Unit Plan.

ANNUAL CASH INCENTIVES

     Annual cash bonuses tied to the Company's financial performance are the Company's primary compensation mechanism and are designed to focus management attention on the Company's profit performance for the current fiscal year. Annual profit goals are specific to each executive's area of responsibility. The employment agreements of the Named Executive Officers provide for annual performance-based bonus payments. One hundred percent of the annual cash bonus for each Named Executive Officer, and all other executive officers, is tied to Company profitability.

BASE SALARY

     The Company has entered into employment agreements with each of the Named Executive Officers. These employment agreements provide for the base salaries shown in the Summary Compensation Table. The Company's policy is generally to pay base salaries that are below the 50th percentile of the competitive market composite.

LONG TERM INCENTIVES

     The Company's long term incentive compensation program consists of grants of stock options, restricted stock, and the Deferred Unit Plan. Incentive stock options and non-qualified stock options are available for grant under the Company's Key Personnel Plan. Stock awards are available for grant under the Company's 1995 Restricted Stock Plan. The granting of stock options and restricted stock is designed to focus an executive's attention on managing the Company from the perspective of a long term owner with an equity stake in the business. These grants also help ensure that operating decisions are based upon long term results that benefit the Company and ultimately the shareholders. Company executives are periodically granted stock options and restricted stock on the same terms as those granted to other employees. Participation in the Deferred Unit Plan is limited to key officers of the Company.

DEFERRED UNIT PLAN

     Under the Company's Deferred Unit Plan, certain key employees have the opportunity to defer the receipt of certain portions of their cash compensation, instead receiving shares of Common Stock following certain periods of deferral. Approximately nine key employees are eligible to participate in the Plan. The Plan is administered by a committee, appointed by the Board of Directors of the Company, consisting of at least two non-employee "outside" directors of the Company.

     The Company reserved 375,000 shares of Common Stock for issuance under the Deferred Unit Plan. Participants may defer up to 50% of their salary. As of January 2, 1998 approximately $283,000 has been deferred into this plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The compensation for Mr. Carell, the Company's Chief Executive Officer, is determined pursuant to his employment agreement. His employment agreement provides a base salary of $66,476 plus bonus compensation and stock options. Mr. Carell's bonus compensation is tied directly to the Company's financial performance. Mr. Carell is entitled to participate in the Company's long-term incentive compensation programs on the same terms and conditions as the Company's other executive officers. Mr. Carell's annual salary for the 1997 fiscal year was $66,476 and his cash bonus payment was $624,424, inclusive of a 1996 bonus payment of $318,000 which was accrued in 1996. In addition, Mr. Carell received stock options valued at $200,000 on October 1, 1996 and 1997. Mr. Carell's bonus compensation for fiscal 1997 is computed at the lesser of (1) $500,000; or (2) 22.5% of a base which approximates the Company's pre-tax earnings before Mr. Carell's bonus less $4,674,470. This base is adjusted for the impact of any current year non-current receivables net of prior year collection of non-current receivables. The bonus computation is aggregated with all other key personnel bonuses and reduced prorata by the amount aggregate bonuses exceed 35% of the Company's pre-tax profits. Mr. Carell's employment agreement for 1997 and future years has been amended to limit his annual bonus compensation to a maximum of $500,000 in cash compensation and stock options valued at $200,000 to be granted on the first day of each year.

EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

     The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act"), generally provided that, commencing in 1994, compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1 million per year per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by the stockholders of the Company. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. The Company establishes individual compensation based primarily upon Company performance and competitive considerations. As a result, executive compensation may exceed $1 million in a given year. The Company believes it has performed the necessary steps to qualify the Company's performance-based compensation plans for tax deductibility.

     THIS REPORT IS SUBMITTED BY CECIL CONLEE, JOHN W. EAKIN, AND WILLIAM C. O'NEIL, JR., BEING ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD DURING THE 1997 FISCAL YEAR.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of the above named individuals, none of whom is an employee or officer of the Company. No executive officer of the Company served during fiscal year 1997 as a member of a Compensation Committee or as a director of an entity of which any of the Company's Directors serves as an executive officer.

                              CERTAIN TRANSACTIONS

     In October 1995, the Company exchanged two Nashville, Tennessee properties for two Tulsa, Oklahoma properties owned by the majority shareholders through a Tennessee limited liability company ("the LLC") of which the Company's chairman is chief manager and owner of fifty percent of the membership interests. The two Nashville properties are surface lots located in downtown Nashville with an appraised value of $2,840,000. The Tulsa properties are two surface parking lots that the LLC purchased from an unrelated third party immediately prior to the exchange for approximately $2.6 million. In the transaction, the Company exchanged the Nashville properties at their appraised value and received the two Tulsa properties and approximately $200,000 in cash from the LLC. The Company leased the Nashville properties from the LLC for $290,000 per year for a 10 year term and pays percentage rent. Total rent expense for 1997, including percentage rent, was $354,000. In addition, the Company will receive 25% of the gain in the event of a sale of these properties during the term of the lease. During 1997, the Company approved an increase in the percentage rent clause which was approved by a majority of the Company's disinterested directors. Management believes that such transactions have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated persons. See
Note 13 to the Company's 1997 Consolidated Financial Statements.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. During fiscal 1997, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a).

               PROPOSALS OF STOCKHOLDERS FOR 1999 ANNUAL MEETING

     Shareholders intending to submit proposals for presentation at the 1999 Annual Meeting of Shareholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to Henry J. Abbott, Secretary, Central Parking Corporation, 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212. Proposals must be in writing and must be received by the Company prior to September 30, 1998. Proposals should be sent to the Company by certified mail, return receipt requested.

                                    AUDITORS

     The firm of KPMG Peat Marwick LLP has served as the Company's independent public accountants since September 30, 1991 and has been selected to serve in such capacity for the fiscal year ended September 30, 1998. A representative of KPMG Peat Marwick LLP will attend the Annual Meeting to respond to questions from shareholders and to make a statement if he so desires.

                            STOCK PERFORMANCE GRAPH

     The stock price performance graph depicted below is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express consent of the Company.

     The graph below compares the total cumulative return of the Company's Common Stock with the securities of entities comprising the S&P 500 Index and S&P Specialized Services Index. Cumulative return assumes $100 invested in the Company or the respective index on October 10, 1995, with no dividend reinvestment. Since there is no industry Peer Group, the Company utilized the S&P Specialized Services Index. The graph presents information since the Company's initial public offering date, October 10, 1995 to September 30, 1997.

        Measurement Period           Central Parking                       S&P Specialized
      (Fiscal Year Covered)            Corporation          S&P 500           Services
10/10/95                                   100                100                100
9/30/96                                    272                147                134
9/30/97

                                                                      Appendix A


PROXY                      CENTRAL PARKING CORPORATION                     PROXY
                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 9, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Monroe J. Carell, Jr. and Stephen A. Tisdell, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Central Parking Corporation, to be held on Monday, March 9, 1998, at 11:00 a.m. Central Standard Time, at the Company's management headquarters located at 2401 21st Avenue South, Third Floor, Nashville, Tennessee, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY to vote for all nominees
       (except as marked to the contrary below)          listed below

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK
                  THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  Monroe J. Carell, Jr., James H. Bond, Cecil Conlee, John W. Eakin, Edward G.
                        Nelson, William C. O'Neil, Jr.,
                         P.E. Sadler and Lowell Harwood

(2) TO APPROVE AN INCREASE IN THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S 1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL FROM 1,417,500 SHARES TO 2,317,500 SHARES.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

(3) IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

      [ ] FOR DISCRETION        [ ] AGAINST DISCRETION        [ ] ABSTAIN

                          (Continued on reverse side)

                          (Continued from other side)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE COMPANY'S KEY PERSONNEL PLAN, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                                Dated:                   , 1998
                                                      -------------------

                                                -------------------------------

                                                Dated:                   , 1998
                                                      -------------------

                                                -------------------------------
                                                Signature(s) of shareholder(s)
                                                should correspond exactly with
                                                the name(s) printed hereon.
                                                Joint owners should each sign
                                                personally. Executors,
                                                administrators, trustees, etc.,
                                                should give full title and
                                                authority.